EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Heat Biologics, Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of Heat Biologics, Inc. on Form S-1 (No. 333-209079) and to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated February 18, 2016, relating to the consolidated financial statements of Heat Biologics, Inc., which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-209079) filed on March 15, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-209079) incorporated by reference in this Registration Statement.

/s/ BDO USA, LLP

Raleigh, North Carolina

March 18, 2016